UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
☒ Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

McGrath RentCorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

McGRATH RENTCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 2, 2004

To the Shareholders of McGRATH RENTCORP:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of McGrath RentCorp, a California corporation (the “Company”), will be held at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, on Wednesday, June 2, 2004, at 2:00 p.m., local time, for the following purposes:

1.    To elect seven (7) directors of the Company to serve until the 2005 annual meeting of shareholders or until their successors are elected and qualified;

2.    To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the fiscal year ending December 31, 2004; and

3.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

The Board of Directors of the Company has fixed the close of business on April 15, 2004 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Randle F. Rose

Secretary

Livermore, California

April 29, 2004

Mailed to Shareholders

on or about May 7, 2004

McGRATH RENTCORP

5700 Las Positas Road

Livermore, California 94551

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement is furnished to the shareholders of McGrath RentCorp, a California corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 2, 2004, at 2:00 p.m., local time, at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Solicitation, Record Date and Voting Procedures

The solicitation of proxies will be conducted by mail and the Company will bear all related costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on April 15, 2004 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 12,139,836 shares of common stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of common stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy and Randle F. Rose, the Company’s Secretary will act as inspector of elections to tabulate votes cast in person at the Annual Meeting.

Each outstanding share of common stock on the Record Date is entitled to one vote on each matter. However, every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (seven) multiplied by the number of shares held, or may distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. The proxy holders are given discretionary authority, under the terms of the proxy, to cumulate votes represented by shares for which they are named in the proxy. In electing directors, the seven candidates receiving the highest number of affirmative votes shall be elected.

Under the General Corporation Law of the State of California, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions are not included in determining the number of shares voted on the proposals submitted to shareholders. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained.

With respect to proposal 1 of this proxy statement, directors are elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting, and abstentions and broker “non-votes” will have no effect on the outcome of the election of directors. With respect to proposal 2 of this proxy statement, the affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for ratification of the independent auditors. Abstentions and broker “non-votes” will have no effect on such proposal.

The Proxy

The persons named as proxyholders, Robert P. McGrath, the Company’s Chairman of the Board of Directors, and Randle F. Rose, the Company’s Secretary, were selected by the Company’s Board of Directors.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock of the Company represented by the proxy will be voted as to the proposal for which no specification is given as follows:

FOR the election of the director nominees named in this proxy statement and FOR the ratification of the appointment of Grant Thornton LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2004 and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business to be conducted at the Annual Meeting.

Revocability of Proxy

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to the Company (to the attention of Randle F. Rose, the Company’s Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting.

Deadline for Receipt of Shareholder Proposals

Requirements for Shareholder Proposals to Be Brought Before an Annual Meeting.    To be considered for presentation to the annual meeting of the Company’s shareholders to be held in 2005, a shareholder proposal must be received by Randle F. Rose, Secretary, McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551, no later than December 31, 2004.

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.    Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the annual meeting of the Company’s shareholders to be held in 2005 must be received by the Company no later than December 31, 2004 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Discretionary Authority.    The proxies to be solicited by our Board of Directors for the 2005 annual meeting will confer discretionary authority on the proxyholders to vote on any shareholder proposal presented at such annual meeting if we fail to receive notice of such proposal by March 15, 2005.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the number of directors to be not less than four (4) and not more than seven (7). The number of directors on the Board of Directors is currently fixed at seven (7). Each director serves a one-year term. The Board of Directors is currently composed of the following seven (7) directors whose terms will expire upon the election and qualification of directors at the Annual Meeting of shareholders to be held on June 2, 2004: William J. Dawson, Robert C. Hood, Dennis C. Kakures, Joan M. McGrath, Robert P. McGrath, Dennis P. Stradford and Ronald H. Zech. At each annual meeting of shareholders, directors will be elected for full terms of one year to succeed those directors whose terms are expiring.

At the Annual Meeting, the shareholders will elect seven (7) directors. Messrs. Dawson, Hood, Kakures, McGrath, Stradford and Zech and Ms. McGrath have been nominated to serve a one-year term, until the annual meeting of shareholders to be held in 2005, or until their successors are elected or appointed and qualified, or until their earlier resignation or removal. The Board of Directors has no reason to believe that any of Messrs. Dawson, Hood, Kakures, McGrath, Stradford and Zech and Ms. McGrath will be unable or unwilling to serve as a nominee or as a director if elected.

Nominees

The names of the nominees and certain information about them are set forth below.

Name of Nominee	Age	Principal Occupation	Director Since
William J. Dawson	49	Chief Financial Officer of Dynavax Technologies Corporation	1998

Robert C. Hood	63	Former Executive Vice President and Chief Financial Officer of Excite, Inc.	1999

Dennis C. Kakures	47	Chief Executive Officer and President of the Company	2003

Joan M. McGrath	67	Businesswoman	1982

Robert P. McGrath	70	Chairman of the Board of the Company	1979

Dennis P. Stradford	57	President and Chief Executive Officer of Nomis Solutions, Inc.	2002

Ronald H. Zech	60	Chairman of the Board, President and Chief Executive Officer of GATX Corporation	1989

William J. Dawson was elected a director of the Company in 1998. Mr. Dawson joined Dynavax Technologies Corporation, a publicly held biopharmaceutical company, in August 2002 as Vice President, Finance & Operations, and Chief Financial Officer. From 1998 through 2001, he was Corporate Senior Vice President, Business Development, for McKesson Corporation, where he was responsible for mergers and acquisitions and venture capital investing for the San Francisco-based healthcare services company. He was also acting Chief Financial Officer of iMcKesson, a wholly-owned e-health subsidiary of McKesson. Mr. Dawson earned his A.B. in mechanical engineering from Stanford University and an M.B.A. from Harvard Business School.

Robert C. Hood was elected a director of the Company in 1999. From 1996 to 1999, Mr. Hood was Executive Vice President and Chief Financial and Administrative Officer of Excite, Inc., an Internet portal company. Mr. Hood received a B.A. in Economics from Bates College and an M.B.A. from the Amos Tuck Graduate School of Business at Dartmouth College.

Dennis C. Kakures was elected a director of the Company in 2003 and has been the President of the Company since 1995 and became the Chief Executive Officer of the Company in 2003. He joined the Company in 1982 as

Sales and Operations Manager of the Company’s Northern California office and has also served as a Vice President of the Company in 1987, Chief Operating Officer from 1989 to 2003 and Executive Vice President from 1993 to 1995. Mr. Kakures received a B.S. in Marketing from California State University at Hayward.

Joan M. McGrath joined the Company in 1980 and has been a director since 1982. Ms. McGrath served as a Vice President of the Company from 1982 through 1994, at which time she resigned from that position. She continues to be an employee of the Company with responsibilities in training sales, supervisory and management personnel and general management. Ms. McGrath received a B.A. in English Literature from Marymount College and an M.A. in Theology from University of San Francisco, and completed her doctoral studies in philosophy at Fordham University.

Robert P. McGrath is the founder of the Company. He has been a director since the Company’s formation in 1979 and our Chairman of the Board since 1988. From 1979, he also served as the Company’s Chief Executive Officer through 2003, President through 1994 and Chief Financial Officer through 1993. Mr. McGrath received a B.S. in Electrical Engineering from the University of Notre Dame.

Dennis P. Stradford was elected a director of the Company in 2002. Mr. Stradford joined Nomis Solutions, Inc., a provider of price optimization solutions to the financial services industry, as its President and Chief Executive Officer in January 2004. Mr. Stradford is the former Chief Executive Officer of CascadeWorks, Inc., a provider of e-procurement software to Fortune 1000 companies. From 1998 to 2000, he was Chief Executive Officer of SupplyBase, Inc. a provider of web-based supply-chain management software and services. From 1985 to 1997, Mr. Stradford was with Flextronics International, Ltd., a publicly traded company, and served as its Senior Vice President, Sales and Marketing. He previously held executive and sales positions with Zehntel and IBM. Mr. Stradford holds a B.A. from San Jose State University and an M.A., M. Div. from St. Patricks Theolgaite.

Ronald H. Zech was elected a director of the Company in 1989. In 1994, Mr. Zech was elected President and Chief Operating Officer of GATX Corporation, a New York Stock Exchange listed company. In 1995, he was elected Chief Executive Officer of that corporation and in 1996 was elected its Chairman of the Board. GATX provides specialized finance and leasing solutions for customers and partners worldwide. Mr. Zech also serves on the board of directors of GATX Corporation and The PMI Group, Inc., a New York Stock Exchange listed company engaged in the business of providing private mortgage insurance. Mr. Zech received a B.S. in Electrical Engineering from Valparaiso University and an M.B.A. from the University of Wisconsin.

Required Vote

The nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted toward the nominees’ total.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 15, 2004:

Name	Age	Position Held with the Company
Robert P. McGrath	70	Chairman of the Board
Dennis C. Kakures	47	Chief Executive Officer, President and Director
Thomas J. Sauer	47	Vice President and Chief Financial Officer
Joseph F. Hanna	41	Vice President of Operations
Randle F. Rose	46	Vice President of Administration and Secretary
William J. Dawson (1)(2)	49	Director
Robert C. Hood (1)(2)(3)	63	Director
Joan M. McGrath	67	Director
Dennis P. Stradford (1)(3)	57	Director
Ronald H. Zech (2)(3)	60	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Corporate Governance and Nominating Committee

Robert P. McGrath, Dennis C. Kakures, William J. Dawson, Robert C. Hood, Joan M. McGrath, Dennis P. Stradford and Ronald H. Zech are nominees to the Board of Directors and their descriptions appear under “Proposal No. 1: Election of Directors—Nominees.”

Thomas J. Sauer joined the Company in 1983 as its Accounting Manager and served as its Controller from 1987 to March 1999. He also became Treasurer in 1989, a Vice President in 1995 and Chief Financial Officer in 1999. Mr. Sauer is responsible for accounting, financial reporting, corporate taxes and the Company’s relationships with its bankers and auditors. Mr. Sauer received a B.S. in Business from the University of California and an M.B.A. from Golden Gate University.

Joseph F. Hanna was appointed Vice President of Operations of the Company in January 2003. Mr. Hanna has extensive sales and operations experience, including 12 years at SMC Corporation of America (a subsidiary of SMC Corporation, Tokyo, Japan) where he served most recently as Director, Sales and Operations, Western United States. His prior experience also includes serving as an officer in the United States Army. Mr. Hanna holds a B.S. in Electrical Engineering from the United States Military Academy, West Point, New York.

Randle F. Rose joined the Company in 1997 as its Vice President of Administration and was elected Secretary of the Company in 1999. Mr. Rose is responsible for the administration of human resources, risk management, legal, information technology, real estate and facility development. Mr. Rose received a B.S. in Business Finance from California State University at San Jose.

Each executive officer of the Company serves at the pleasure of the Board of Directors.

Director Independence

Our Board of Directors has determined that all non-employee directors of the board, consisting of Messrs. Dawson, Hood, Stradford and Zech, are “independent” as the term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. In making this determination, our Board of Directors considered transactions and relationships between each director and his or her immediate family and the Company and our subsidiaries, including those reported in the section below captioned “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our Board affirmatively determined, based on its understanding of such transactions and relationships, that all of our non-employee directors are independent of the Company and, therefore, a majority of the members of our Board is independent, under the standards set forth by the Nasdaq rules. Messrs. Kakures and McGrath and Ms. McGrath are considered inside directors.

Meetings and Committees of the Board of Directors

During 2003, the Board of Directors met 7 times. No director attended fewer than 75% of the aggregate of either (i) the total number of Board meetings held during the period for which he or she was a director, or (ii) the total number of committee meetings of the Board held in 2003 on which he served. The committees of the Board of Directors currently include the Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee.

Compensation Committee

The Compensation Committee held 4 meetings in 2003. The Compensation Committee currently consists of Messrs. Dawson, Hood and Stradford; Mr. Dawson serves as its chairman. Mr. Zech served on the Compensation Committee until November 2003. Our Board of Directors has determined that all current members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The functions of the Compensation Committee are to establish and apply the Company’s compensation policies with respect to the Company’s executive officers. Additional duties and powers of the compensation committee are set forth in its charter, which was adopted and approved in April 2004 and a copy of which is posted on our website at www.mgrc.com.

Audit Committee

The Audit Committee held 6 meetings in 2003. The Audit Committee currently consists of Messrs. Dawson, Hood and Zech; Mr. Hood serves as its chairman. Mr. Stradford served on the Audit Committee until November 2003. The Audit Committee is directly responsible for approving the audit and non-audit services performed by our independent auditors. In addition, the Audit Committee is primarily responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Board of Directors adopted and approved a charter for the Audit Committee in March 2001, and further amended in April 2004 and a copy of which is posted on our website at www.mgrc.com and also attached to this proxy statement as Appendix A. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing materials.

After considering transactions and relationships between each member of the Audit Committee or his immediate family and the Company and our subsidiaries and reviewing the qualifications of the members of the Audit Committee, our Board of Directors has determined that all current members of the Audit Committee are (1) “independent” as that term is defined in Section 10A of the Exchange Act; (2) “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers; and (3) financially literate and having the requisite financial sophistication as required by Nasdaq rules applicable to issuers listed on the Nasdaq National Market. Furthermore, our Board of Directors has determined that Messrs. Dawson, Hood and Zech each qualify as an Audit Committee financial expert, as defined by the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to the fact that, among other things, Mr. Hood is the former Executive Vice President and Chief Financial Officer of Excite, Inc., Mr. Dawson is the Chief Financial Officer of Dynavax Technologies Corporation and Mr. Zech is the Chief Executive Officer of GATX Corporation, and in that capacity each has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an Audit Committee financial expert.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee did not hold any meetings in 2003 as the committee was established in November 2003. The Corporate Governance and Nominating Committee consists of Messrs. Stradford, Hood and Zech; Mr. Zech serves as its chairman. Our Board of Directors has determined that all current members of the Corporate Governance and Nominating Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The Corporate Governance and Nominating Committee assist the Board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the Board and committees of the Board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance of our Code of Business Conduct and Ethics and making recommendations to the Board of revisions to the code from time to time as appropriate. Additional duties and powers of the Corporate Governance and Nominating Committee are set forth in its charter, which was adopted and approved in April 2004 and a copy of which is posted on our website www.mgrc.com.

Qualifications of Directors

Our Board of Directors has not established any special qualifications or any minimum criteria for our director nominees. In considering candidates for the Board, the Corporate Governance and Nominating Committee will consider the entirety of each candidate’s credentials. However, as specified in the charter for the Corporate Governance and Nominating Committee, the Corporate Governance and Nominating Committee shall consider certain qualification such as the nominees personal and professional integrity, ability, judgment, broad experience in business, finance or administration, familiarity with our industry, ability to serve the long-term interests of our shareholders and sufficient time available to devote to our affairs. The Corporate Governance and Nominating Committee will also use its best efforts to seek to ensure that the composition our Board of Directors at all times adheres to the independence requirements applicable to companies listed on the Nasdaq National Market, as well as other regulatory requirements applicable to us.

Director Nomination Process

Continuing Directors

Generally, the Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for renomination. The Corporate Governance and Nominating Committee will balance the value of continuing service by existing members of the Board of Directors with that of obtaining a new perspective.

New Directors

Generally, once a need to add a new board member is identified, the Corporate Governance and Nominating Committee will initiate a search by working with staff support, seeking input from board members and senior management and hiring a consultant or search firm, if necessary. After a slate of possible candidates is identified, members of the Corporate Governance and Nominating Committee, other members of the board and senior management have the opportunity to interview the prospective candidates(s). The remaining members of the board who do not interview the prospective candidate(s) are kept informed of the progress. The Corporate Governance and Nominating Committee ultimately determines and recommends the best candidate(s) after completing its selection process for approval by the full board.

Director Compensation

Each director who is not also an officer or employee of the Company was compensated for his services as a director at the rate of $16,000 per annum plus an additional fee of $750 per meeting for attendance at the meetings of the Board of Directors or one of its Committees (in the event a Committee meeting is held in conjunction with a Board meeting, only one $750 fee is paid to the director). Messrs. Dawson, Hood, Stradford and Zech received $26,500, $26,500, $26,500 and $25,750, respectively, their services as a director of the Company during 2003. All directors, including those who are officers or employees of the Company, are reimbursed for expenses incurred in connection with attending Board or Committee meetings.

In addition to cash compensation, each of the four outside directors of the Company during 2003, Messrs. Dawson, Hood, Stradford and Zech, received a non-qualified stock option under the Company’s 1998 Stock Option Plan for the purchase of 4,000 shares of the Company’s common stock at an exercise price of $27.88 per share. See “Executive Compensation and Other Information—Summary Compensation Table—1998 Stock Option Plan” below.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table provides summary information concerning the compensation earned, by our Chief Executive Officer and each of our four most highly compensated executive officers whose total salary, bonus and other compensation exceeded $100,000 during the fiscal years ended December 31, 2001, 2002 and 2003. In accordance with the rules of the SEC, the compensation described below does not include perquisites and other personal benefits received by the executive officers named in the table below which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers. The executive officers listed below are referred to as the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation		Long-Term Compensation				All Other Compensation(3)
Name and Principal Position	Year	Salary	Bonus	Awards(1)		Payout(2)
Robert P. McGrath(4) Chairman of the Board	2003 2002 2001	$182,500 390,308 430,000	$19,446 — 42,116	$	— — —	$	— — —	$10,595 6,467 5,469

Dennis C. Kakures(5) President and Chief Executive Officer	2003 2002 2001	361,250 290,462 320,000	88,277 — 31,197		— — 30,466		97,458 186,603 268,250	10,923 6,467 5,469

Thomas J. Sauer Vice President and Chief Financial Officer	2003 2002 2001	227,231 181,538 200,000	27,843 30,000 15,631		— — 20,111		63,828 121,992 170,308	10,923 6,467 5,469

Joseph F. Hanna(6) Vice President of Operations	2003 2002 2001	190,785 — —	35,000 — —		— — —		— — —	— — —

Randle F. Rose Vice President of Administration, Secretary	2003 2002 2001	135,000 110,337 112,500	42,308 25,875 28,047		— — —		— — —	8,683 4,591 4,601

(1)	Upon an award of stock bonus shares under the Company’s Long-Term Stock Bonus Plan, 20% of such shares are vested in the participant and the remaining 80% vest over the next four years contingent upon the participant remaining in the employ of the Company. See “Long-Term Stock Bonus Plan” below. The figures shown in the column designated “Awards” are the values of the vested 20% shares of the Company’s Common Stock earned by the executive officers under the Plan, calculated based on the market value of the Common Stock as of the end of the respective years. Dividends are paid to the officer with respect to shares earned by him, whether or not vested. As the unvested shares subsequently vest, their values are shown in the column designated “Payout.”
(2)	The figures shown in the column designated “Payout” are the values of the shares of the Company’s Common Stock previously earned by the executive officers under the Company’s Long-Term Stock Bonus Plan in a prior year which vested during the year shown. The values are calculated based on the market value of the Common Stock as of the end of the year in which it was originally earned.
(3)	The figures shown in the column designated “All Other Compensation” represent the executive officer’s share of the allocation of the Company’s contribution to the Company’s Employee Stock Ownership Plan for that year, and his share of any re-allocations of forfeited benefits during that year (see “Employee Stock Ownership Plan” below).
(4)	Mr. McGrath served as Chief Executive Officer until March 31, 2003.

(5)	Mr. Kakures served as Chief Operating Officer until March 31, 2003 and was appointed Chief Executive Officer on April 1, 2003.
(6)	Mr. Hanna was appointed Vice President of Operations on January 6, 2003.

Employee Stock Ownership Plan

The Company’s Employee Stock Ownership Plan (“ESOP”) is intended to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code, and as a stock bonus plan under Section 401(a) of the Internal Revenue Code. The Company created a trust under the ESOP to hold plan assets, with Union Bank of California, N.A. acting as trustee. The Company may amend or terminate the ESOP at any time. In September 2003, the Company amended the ESOP to name North Star Trust Company as Trustee in place of Delight Saxton and Thomas J. Sauer. All assets acquired by the trust are administered by a Plan Committee composed of Deborah Barbe, Edward Diaz, Brian Jensen, Garni Thomas and Sandy Waggoner (all Company employees) for the exclusive benefit of employees who are participants in the ESOP and their designated beneficiaries.

Employees, who are 21 years or older, are entitled to participate in the ESOP when they have completed one year of service to the Company by June 30 of any year. As of December 31, 2003, 257 employees of the Company were participants in the ESOP. Allocations to each eligible participant’s trust account are made each year from Company contributions, trust income or loss and re-allocations of forfeited ESOP benefits if the participant remains employed throughout the year and has worked a minimum number of hours or his employment has terminated due to death or retirement (as that term is defined in the ESOP) during that year. Allocations are made based upon each participant’s compensation from the Company and time employed by the Company. As provided by law, a participant’s interest in the ESOP becomes 20% vested after three years of service and will continue to vest at 20% per year thereafter until it is fully vested after the seventh year or upon death or total disability. The vesting schedule will be accelerated and the Company’s contributions and ESOP allocations will be modified if the ESOP becomes a “top heavy plan” under federal tax laws.

In general, Company contributions are immediately tax deductible by the Company, but participants do not recognize income for tax purposes until distributions are made to them. The Company’s Board of Directors determines the amount of Company contributions to the ESOP in cash, Company stock or other property each year with consideration for federal tax laws. The Company made a $750,000 cash contribution to the ESOP for the 2003 plan year, and the Company had made an aggregate of $2,350,000 cash contributions for the four years prior to that. Employees may not make contributions to the ESOP. Contributions in cash are used to purchase Company stock. However, other investments may be made and loans may be incurred by the ESOP for the purchase of Company stock.

The Plan Committee has determined that cash dividends paid by the Company on shares of the Company’s Common Stock held by the ESOP shall be paid out to the participants. The Plan Committee has the right to revoke this decision at any time.

1987 Incentive Stock Option Plan

The Company has a 1987 Incentive Stock Option Plan (the “1987 Plan”) under which options have been granted to key employees of the Company for the purchase of its Common Stock. Options granted under the 1987 Plan are intended to qualify as incentive stock options as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. The 1987 Plan authorized the issuance of an aggregate of 2,000,000 shares of the Company’s Common Stock under options. As of April 15, 2004, options for an aggregate of 852,000 shares had been granted to 28 key employees at exercise prices ranging between $3.06 and $10.75 per share; and of such options granted, options have been exercised for the purchase of 740,913 shares, options for 78,067 shares have been terminated, and options for 33,020 shares remain outstanding. The 1987 Plan is now terminated by its terms, and no further options will be granted under it; however, the options held by key employees for

33,020 shares still outstanding remain exercisable in accordance with the terms of those options. None of the Named Executive Officers were granted, exercised or held an option during 2003 under the 1987 Plan.

1998 Stock Option Plan

The Company has a 1998 Stock Option Plan (the “1998 Plan”) that authorizes the issuance of an aggregate of 2,000,000 shares of the Company’s Common Stock under options to officers, key employees, directors and other persons who provide valuable services to the Company or its subsidiaries. Options granted under the 1998 Plan may be either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or options which are not incentive stock options (“non-qualified options”). As of April 15, 2004, options for an aggregate of 1,023,000 shares have been granted to 78 key employees at exercise prices ranging between $15.625 and $30.57 per share; and of such options granted, options have been exercised for the purchase of 235,230 shares, options for 118,975 shares have been terminated, and options for 668,795 shares remain outstanding. In addition to these options to key employees, options for an aggregate of 110,000 shares have been granted to outside directors of the Company at exercise prices ranging between $15.938 and $27.88 per share; and of such options granted, no options have been exercised, options for 10,000 shares have been terminated, and options for 100,000 shares remain outstanding. A total of 995,975 shares remain available in the 1998 Plan for future option grants. In the event there is a “change in control” of the Company and the option holder is thereafter terminated within two years, the exercise rights under his or her option shall accelerate and become fully vested. With the exception of the information set forth below, none of the Named Executive Officers exercised or held an option during 2003 under the 1998 Plan.

Aggregate Option Exercises in 2003

and Option Values at December 31, 2003

Name	Shares Acquired on Exercise	Value Realized(2)	Number of Shares Underlying Unexercised Options at Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year End Exercisable/Unexercisable(1)
Robert P. McGrath	0	0	0/10,000	$0/$37,800

Dennis C. Kakures	0	0	7,400/79,600	$35,002/$329,008

Thomas J. Sauer	0	0	4,000/41,000	$18,920/$170,180

Joseph F. Hanna	0	0	0/40,000	$0/$147,950

Randle F. Rose	36,500	$261,785	1,500/22,000	$15,375/$160,800

(1)	Calculated on the basis of the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2003 of $27.25 per share, minus the exercise price.
(2)	Calculated on the basis of the broker’s reported sale price of our common stock subject to the option, minus the exercise price.

Long-Term Stock Bonus Plans

The Company’s 1990 Long-Term Stock Bonus Plan reserved 400,000 shares of the Company’s Common Stock for bonuses to be granted to officers and other key employees to provide incentives for high levels of performance and unusual efforts to improve the financial performance of the Company. This Plan terminated on December 31, 1999. In 2000, the Board of Directors and shareholders of the Company adopted the McGrath RentCorp 2000 Long-Term Stock Bonus Plan to replace the prior plan, and under which another 400,000 shares of the Company’s Common Stock are reserved for bonuses to be granted to officers and key employees under conditions substantially the same as the prior plan. Stock Bonus Agreements have been entered into with Dennis C. Kakures, the Company’s President, Chief Executive Officer and former Chief Operating Officer, and Thomas J. Sauer, the Company’s Vice President and Chief Financial Officer. To date, Messrs. Kakures and Sauer are the only persons who have received Stock Bonus Agreements. From 1990 through 2000, each Agreement provided for a stock bonus to the officer dependent upon the return on equity realized for the Company’s shareholders over a three-year period, and starting with Agreements entered into in 1998, also dependent upon the growth in the Company’s net income over that three-year period before taking into account any income derived from or expenses attributable to interest, income taxes, depreciation and/or amortization (“EBITDA”). Starting in 2001, each Agreement provided for a stock bonus to the officer dependent upon the growth in the Company’s EBITDA after subtracting its debt. The Agreements also provide that the right to receive any stock bonus earned is subject to vesting over a four-year period contingent upon the officer remaining in the employ of the Company; however, in the event there is a “change in control” of the Company and the officer is thereafter terminated, his right to receive any stock bonus earned is accelerated and becomes fully vested. Messrs. Kakures and Sauer were not awarded stock bonuses based upon the Company’s performance over the three-year period ended December 31, 2003.

The Company has entered into further Stock Bonus Agreements with both Mr. Kakures and Mr. Sauer, under which an estimate of 30,954 shares in additional stock bonuses could be awarded if the Company’s performance goals over the successive three-year periods ending December 31, 2003 and 2004 are met. An estimated 369,046 shares remain available in the 2000 Plan for future bonus grants.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company, except that Robert P. McGrath and Joan M. McGrath are husband and wife.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company during 2003 consisted of Messrs. Dawson, Hood and Stradford. No member of this committee is a present or former officer or employee of the Company or any of our subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of its directors and executive officers. These Agreements require the Company to indemnify our officers or directors against expenses and, in certain cases, judgment, settlement or other payments incurred by the officer or director in suits brought by the Company, derivative actions brought by shareholders and suits brought by other third parties. Indemnification has been granted under these Agreements to the fullest extent permitted under California law in situations where the officer or director is made, or threatened to be made, a party to the legal proceeding because of his or her service to the Company.

Other Transactions

All future transactions between the Company and our officers, directors, principal shareholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested, non-employee directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 15, 2004, by (i) each shareholder known to the Company to own beneficially more than 5% of our common stock; (ii) each of our directors; (iii) the Chief Executive Officer and each of the three other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during the year ended December 31, 2003; and (iv) all directors and executive officers of the Company as a group:

Beneficial Owner(1)(2)	Shares Beneficially Owned(3)	Percentage of Class of Shares Beneficially Owned
Robert P. and Joan M. McGrath(4)(5)(10)	1,935,555	15.9%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	1,287,302	10.6%
NFJ Investment(7)	779,900	6.4%
Westchester Capital Management, Inc.(8) 100 Summit Lake Drive Valhalla, NY 10595	635,559	5.2%
Dennis C. Kakures(5)(9)(10)	274,675	2.3%
Thomas J. Sauer(5)(9)(10)	230,176	1.9%
Ronald H. Zech(10)	31,200	*
William J. Dawson(10)	26,200	*
Robert C. Hood(10)	19,300	*
Randle F. Rose(5)(10)	7,911	*
Joseph Hanna(10)	6,188	*
Dennis P. Stradford(10)	5,800	*
All executive officers and directors as a group (10 persons)(11)	2,537,005	20.7%

*	Less than 1%
(1)	Except as otherwise indicated, the address of each of the executive officers and directors is c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551.
(2)	To the Company’s knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
(3)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of the Company’s common stock, subject to options currently exercisable or that will become exercisable within 60 days of April 15, 2004 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 12,139,836 shares of the Company’s common stock outstanding as of April 15, 2004.
(4)	Includes 319,006 shares held by two organizations, The Outrageous Foundation and The Celebrate Foundation, controlled by Mr. and Ms. McGrath; however, Mr. and Ms. McGrath disclaim any beneficial interest in such shares.
(5)	Includes the shares held by the McGrath RentCorp Employee Stock Ownership Plan for benefit of the named individual. The number of shares included is 55,341 shares for Mr. McGrath, 30,458 shares for Ms. McGrath, 48,208 shares for Mr. Kakures, 36,351 shares for Mr. Sauer, 1,411 shares for Mr. Rose, and 171,769 shares for all executive officers as a group. These shares are included because beneficiaries under the Plan hold sole voting power over the shares (whether or not rights to the shares have vested).
(6)	T. Rowe Price Associates, Inc. filed Amendment No. 1 to Schedule 13G on February 6, 2004, with the Securities and Exchange Commission and reported beneficial ownership of 1,287,302 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 753,000 shares representing 6.2% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)	NFJ Investment Group L.P., filed Amendment No. 1 to Schedule 13G on February 13, 2004, with the Securities and Exchange Commission and reported beneficial ownership of 779,900 shares.
(8)	Shares owned by accounts controlled by Westchester Capital Management, Inc. and entities affiliated with it as of April 15, 2004.
(9)	Includes unvested shares issued to the named individual under the McGrath RentCorp Long-Term Stock Bonus Plan, which shares are subject to return to the Company under certain circumstances. The number of shares included is 2,220 shares for Mr. Kakures, 1,460 shares for Mr. Sauer, and 3,680 shares for all executive officers as a group.
(10)	Includes portions of outstanding stock options held by officers and directors that will be exercisable within 60 days of April 15, 2004 as follows: 24,200 shares for Mr. Zech, 24,200 shares for Mr. Dawson, 21,100 shares for Mr. Kakures, 19,300 shares for Mr. Hood, 6,500 shares for Mr. Rose, 6,188 shares for Mr. Hanna, 5,800 shares for Mr. Stradford, 2,000 shares for Mr. McGrath, and 1,000 shares for Mr. Sauer and 110,288 shares for all officers and directors as a group.
(11)	See footnotes (4), (5), (9) and (10). Includes 110,288 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 15, 2004.

Securities Authorized for Issuance under Equity Compensation Plans

Our shareholders have approved the 1987 Plan, the 1998 Plan, the 1990 Long-Term Stock Bonus Plan and the 2000 Long-Term Stock Bonus Plan. The following table provides information regarding our equity compensation plans as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders	631,694	$20.68	(1)	1,584,021
Equity compensation plans not approved by security holders	—	—		—
Total	631,694	$20.68	(1)	1,584,021

(1)	Weighted average exercise price is not applicable to shares of common stock granted under the 1990 Long-Term Stock Bonus Plan and the 2000 Long-Term Stock Bonus Plan.

Communications with the Board

Our Board of Directors believes that full and open communication between shareholders and members of our Board is in the best interests of our shareholders. Shareholders can contact any director or committee of the Board by writing to the Chairman of the Corporate Governance and Nominating Committee, c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. The Chairman of the Corporate Governance and Nominating Committee will determine the extent to which such shareholder communications should be disseminated to other members of the Board and what response, if any, should be made to such communications. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be referred directly to our Audit Committee by writing the Chairman of the Audit Committee, c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. In view of recently adopted disclosure requirements by the Securities and Exchange Commission related to shareholder communications, the Corporate Governance and Nominating Committee may consider development of more specific procedures. Until any other procedures are developed and posted on our website, any shareholder communication should be directed to the attention of the persons and address noted above.

Shareholder Proposals

The Corporate Governance and Nominating Committee will consider shareholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the Corporate Governance and Nominating Committee for the 2005 annual meeting, a shareholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principle executive offices no later than December 31, 2004. The shareholder must submit the information required by our bylaws and any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in the shareholder’s capacity as a proponent to the proposal.

With respect to recommendations of director nominee(s), the shareholder must submit the information required by our bylaws in writing to the attention of our secretary at its principle executive offices no later than December 31, 2004 and any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act. Once the Corporate Governance and Nominating Committee receives the shareholder proposal, it will recommend to the Board appropriate action on each such proposal.

The Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used for the slate of director nominees at this annual meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

We have not received a director nominee recommendation from any shareholder (or group of shareholders) that beneficially owns more than five percent of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2004, all Reporting Persons complied with all applicable filing requirements, except as follows: each of Messrs. Dawson, Hood, Stradford and Zech, filed one late report on Form 4 regarding the grant of stock options to them.

Code of Business Conduct and Ethics

Our Board of Directors adopted a code of business conduct and ethics in April 2004. This code applies to all of our employees and is posted on our website at www.mgrc.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002 as well as Nasdaq rules applicable to issuers listed on the Nasdaq National Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting violations and disclosures, and compliance with applicable laws, rules and regulations. The purposes of the code is to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the Audit Committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently Randle F. Rose. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or person performing similar functions, will be posted on our website. Our Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Securities Exchange Act of 1934, as amended (“Exchange Act”) that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report and the stock performance graph that follows shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Compensation Committee currently has three members, consisting of three outside directors, William J. Dawson, Robert C. Hood and Dennis P. Stradford. The Committee establishes the general compensation policies of the Company for our executive officers and sets the actual compensation plans and specific compensation levels for the individual officers.

Compensation Philosophy

The Company’s executive compensation philosophy is to pay for performance. The Compensation Committee believes executive compensation should reflect the executive’s, as well as the Company’s, current and long-term performance, and any management compensation program should be structured to attract, motivate and retain qualified personnel by providing attractive compensation incentives consistent with Company performance. The executive compensation program is intended to provide an overall level of compensation opportunity that the Committee believes, based upon its own judgment and experience and upon periodic studies by independent executive compensation consultants, is competitive with other, comparable companies. The Committee also believes management should have significant equity participation through the ownership of Common Stock of the Company so as to align the interests of executives with those of the Company’s other shareholders in an effort to achieve long-term shareholder returns.

Components of Executive Compensation

In addition to the return executives receive along with other shareholders through their individual ownership of shares of the Company’s Common Stock, there are currently three components of executive compensation: base salary, annual cash incentive bonus, and long-term stock ownership incentives.

Base Salaries—The Compensation Committee establishes the base salaries of each of the Company’s executive officers after considering a variety of factors including the executive’s level of responsibility and individual performance, the executive’s contributions to the success of the Company, internal equities among the salaries of other officers and key personnel of the Company, the salaries of executive officers in similar positions in comparable companies, and the Company’s financial performance.

Annual Cash Incentive Bonuses—The Compensation Committee has divided the executive officers into three groups for purposes of providing cash incentive bonuses: the Chairman of the Board, the Chief Executive Officer, and the remainder of the Company’s executive officers.

The Compensation Committee adopted a formula in early 2003 for calculating a cash incentive bonus for the Company’s Chairman of the Board for 2003 based solely upon the Company achieving certain levels of pre-tax profit for the year, with him being eligible to receive a bonus up to a maximum of 50% of his base salary.

At the same time, the Compensation Committee adopted a formula for calculating a cash incentive bonus for the Chief Executive Officer based upon a combination of the level of the Company’s pre-tax profit for the year and the extent to which he achieved his own individual performance goals, as determined by the Compensation Committee. Mr. Kakures was eligible to receive a bonus up to a maximum of 70% of his base salary. The aggregate cash incentive bonuses earned by Mr. Kakures under this program for 2003 was 25% of his aggregate base salary. See “Chief Executive Officer’s Compensation” below.

At the same time, the Compensation Committee directed the Chief Executive Officer, Dennis C. Kakures, to develop pre-tax profit goals for the other Executive Officers of the Company and then to determine cash incentive bonuses at the end of the year for these officers based upon a combination of the level of the Company’s pre-tax profit and the extent to which such officers achieved their own individual performance goals. They were eligible to receive bonuses ranging from a maximum of 35% to 42% of their base salary. The aggregate cash incentive bonuses earned by the other executive officers for 2003 ranged from 12% to 32% of their aggregate base salaries.

Long-Term Stock Ownership Incentives—The Company has two long-term stock ownership incentive programs for our executives and other key personnel: the 2000 Long-Term Stock Bonus Plan and the 1998 Stock Option Plan.

The Compensation Committee may make recommendations to the Company’s Board of Directors with respect to the granting of stock bonuses under the Company’s 2000 Long-Term Stock Bonus Plan to executive officers. The Plan, and the predecessor 1990 Long-Term Stock Bonus Plan, have been used to reward the achievement of pre-set, long-term financial goals; and the bonuses of stock have been awarded for achieving pre-set goals with respect to the return on equity realized by the Company over successive three-year periods. See “Long-Term Stock Bonus Plans” above.

The Compensation Committee may make recommendations to the Board of Directors with respect to the granting of stock options under the 1998 Stock Option Plan to executive officers. The Board of Directors has granted stock options from time to time to executive officers and other key personnel of the Company under the 1998 Plan and earlier option plans because the Board believed such grants would be an effective part of the particular executive officer’s overall compensation package and that an increase in his or her equity participation in the Company would be appropriate.

Chief Executive Officer’s Compensation

On April 1, 2003, Dennis C. Kakures was appointed Chief Executive Officer of the Company.

Base Salary—After a review in early 2003 of Mr. Kakures’ level of responsibility, performance and contributions to the Company’s success, the Compensation Committee adjusted Mr. Kakures’ base salary to $375,000, effective April 1, 2003.

Annual Cash Incentive Bonus—Mr. Kakures earned a cash incentive bonus for 2003 in the amount of $88,377.

Long-Term Stock Ownership Incentives—In March 2003, Mr. Kakures was awarded a stock option for 50,000 shares with a per share exercise price of $23.47. Also, as an employee, he participated in the Company’s Employee Stock Ownership Plan on the same basis as other employees.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the performance of our executive officers with the interests of our shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation Committee:

William J. Dawson

Robert C. Hood

Dennis P. Stradford

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Grant Thornton LLP performed services for the Company in fiscal 2002 and 2003 related to financial statement audit work, quarterly reviews, quarterly earnings release reviews as the case may be, tax services, special projects and other ongoing consulting projects. Grant Thornton LLP replaced Arthur Anderson LLP as its independent auditor on July 9, 2002. Fees paid for services rendered by Grant Thornton LLP and Arthur Anderson LLP in fiscal 2002 and 2003, or fees paid in fiscal 2002 or 2003, as the case may be, were as follows:

	2002	2003
Audit Fees (1)	$138,500	$143,050
Audit-Related Fees (2)	$29,200	$6,020
Tax Fees (3)	$23,600	$25,848
All Other Fees (4)	$13,500	$14,700

(1)	Audit fees represent fees for the audit of consolidated financial statements for the fiscal year ended December 31, 2002 and 2003 respectively and the review of financial statements included in our quarterly reports on Form 10-Q during fiscal 2002 and 2003, respectively. Includes $7,000 in fees paid to Arthur Anderson in 2002 prior to the Company changing independent auditors in July 2002.
(2)	Audit related fees represent fees for professional services provided in connection with the audit of our 2002 and 2003 annual financial statements and review of our quarterly financial statements during fiscal 2002 and 2003, and advice on accounting matters that arose during the provision of the audit services. Includes $25,700 in fees paid to Arthur Anderson in 2002 prior to the Company changing independent auditors in July 2002.
(3)	Tax fees represent fees for professional services billed in 2002 and 2003 in connection with the preparation of our federal and state tax returns and advisory services for other tax compliance matters. Includes $22,500 in fees paid to Arthur Anderson in 2002 prior to the Company changing independent auditors in July 2002.
(4)	All other fees represent fees billed in 2002 and 2003 for audits of our 401(k) and Employee Stock Ownership Benefits.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Grant Thornton LLP, our independent auditors, must be approved in advance by the Audit Committee to assure that such services do not impair the auditors’ independence from the Company. In April 2004, the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or category of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee, but may not delegate such authority to management. The Company’s independent auditors and Chief Financial Officer are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date.

Since the pre-approval policy was not established until April 2004, the Audit Committee specifically approved all audit and non-audit services prior to them being performed by the independent auditors in fiscal 2003.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act, that might incorporate future filings, including this proxy statement, with the

Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee currently has three members, consisting of three outside directors, William J. Dawson, Robert C. Hood and Ronald H. Zech. The Company’s management is responsible for the Company’s internal controls, financial reporting, compliance with laws and regulations and ethical business standards. The Company’s independent auditors, Grant Thornton LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as well as the independence and performance of the Company’s independent auditors. However the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent accountants.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has met and held discussions with management and the independent auditors, and has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2003 with management and the independent auditors.

2.	The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.	The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors.

4.	The Audit Committee discussed with the Company’s senior management and Grant Thornton LLP the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 in connection with the Annual Report on Form 10-K and other periodic filings with the Commission.

5.	Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has considered the compatibility of the non-audit services provided by the independent auditors with maintaining auditor independence and has discussed with the independent auditors that firm’s independence.

6.	Based on the reviews and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 that was filed with the Securities and Exchange Commission on March 12, 2004.

7.	The Audit Committee has also recommended the appointment of Grant Thornton LLP and, based on the Audit Committee’s recommendation, the Board of Directors has appointed Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004, subject to shareholder ratification.

Submitted by the Audit Committee:

William J. Dawson

Robert C. Hood

Ronald H. Zech

Stock Performance Graph

The graph below compares the cumulative total shareholder return on the Company’s common stock with the cumulative total return on the Standard & Poor’s 500 Index and Standard & Poor’s Technology Sector Index. The period shown commences on December 31, 1998 and ends on December 31, 2003, the end of the Company’s last fiscal year. The graph assumes an investment of $100 on December 31, 1998 and the reinvestment of any dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s common stock.

Comparison of Five-Year Cumulative Total Return*

McGrath RentCorp, Standard & Poors 500, Russell 2000 And Value Line Industrial Services Index

(Performance Results Through 12/31/03)

Assumes $100 invested at the close of trading 12/98 in McGrath RentCorp common stock, Standard & Poors 500, Russell 2000, and Industrial Services.

*Cumulative total return assumes reinvestment of dividends.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Grant Thornton LLP has been appointed by the Board of Directors and the Audit Committee to be the Company’s independent auditors for the Company’s fiscal year ending December 31, 2004. In the event that ratification of this appointment of independent auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board of Directors and the Audit Committee will review our future selection of independent auditors.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Changes in Accountants

On July 9, 2002, the Board of Directors of the Company determined in consultation with and recommendation of its Audit Committee, to appoint Grant Thornton LLP to serve as the Company’s independent public accountants, replacing Arthur Andersen LLP (“Andersen”). The Company dismissed Andersen on the same date. This determination followed the Company’s decision to seek proposals from independent public accounts to audit the financial statements of the Company.

The audit reports of Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

For the two years ended December 31, 2001 and through July 9, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the Company’s two years ended December 31, 2001, or through July 9, 2002.

The Company provided Andersen a copy of the foregoing disclosures. While the Company had received no information from Andersen that Andersen had a basis for disagreement with such statements, the Company was informed that, in light of recent developments at Andersen at that time, Andersen had ceased providing written representations concerning changes in a registrant’s certifying accountant.

For the two years ended December 31, 2001 and through July 9, 2002, the Company did not consult Grant Thornton LLP with respect to any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present or represented at the Annual Meeting is required to approve the ratification of the appointment of Grant Thornton LLP as our independent auditors for the Company’s fiscal year ending 2004. Abstentions and broker “non-votes” will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP.

FINANCIAL AND OTHER INFORMATION

We filed an annual report on Form 10-K for the fiscal year ended December 31, 2003 with the Securities and Exchange Commission on March 12, 2004 and a quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2003 with the Securities and Exchange Commission on October 30, 2003. Our annual report on Form 10-K for the fiscal year ended December 31, 2003 has been mailed concurrently with the mailing of these proxy materials to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

All materials filed by us with the Securities and Exchange Commission can be obtained at the Commissions Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Randle F. Rose

Secretary

April 29, 2004

Livermore, California

Appendix A

McGRATH RENTCORP

AUDIT COMMITTEE CHARTER

This Charter sets forth the scope of the Audit Committee’s (the “Committee”) responsibilities and how it carries out those responsibilities, including structure, process and membership requirements.

AUTHORITY AND PURPOSE

The Audit Committee of McGrath RentCorp (the “Corporation”) is appointed by the Corporation’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation.

The Audit Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Corporation’s Bylaws and applicable law.

COMMITTEE STRUCTURE & MEMBERSHIP

The Committee shall be comprised of three or more directors as determined by the Board. The Committee members shall be designated by the Board and shall serve at the discretion of the Board.

Each member of the Committee shall be an independent director. For purposes hereof, an “independent director” shall be one who accepts no consulting, advisory or other compensatory fee from the Corporation other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Corporation, and who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

At least one member of the Committee shall be an “audit committee financial expert,” as defined by Item 401(h) of Regulation S-K, having (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements (or experience actively supervising one or more persons engaged in such activities), (iv) an understanding on internal controls and procedures for financial reporting and (v) an understanding of audit committee functions.

Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq listed issuers audit committee requirements At least one member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual’s possessing the requisite financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

STATEMENT OF POLICY

The Committee shall oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation. In addition, the Committee shall review the policies and procedures adopted by the Corporation to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the NASD applicable to Nasdaq listed issuers audit committee requirements.

RESPONSIBILITIES

The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In meeting its responsibilities, the Committee is expected to:

1.	Review and reassess the adequacy of this Charter annually.

2.	Independent auditors:

(a)	Make recommendations to the Board of Directors with respect to the selection, evaluation, compensation and, where appropriate, replacement of the independent auditors. The independent auditors shall be accountable ultimately to the Board of Directors and to the Committee.

(b)	Review the independence of the independent auditors, including a review of management consulting services and related fees provided by the independent auditors. The Committee shall require the independent auditors periodically to provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend the full Board take, appropriate action to oversee the independence of the auditors.

(c)	Review the rationale for employing audit firms other than the principal independent auditors; and when an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

3.	Review and concur with management the appointment, replacement, reassignment, or dismissal of an internal audit department and its manager or director, as well as its scope and responsibilities.

4.	Consider and review in consultation with the independent auditors, the internal audit department, if any, and management at the completion of the annual examinations and such other times as the Committee may deem appropriate:

(a)	Review in consultation with the independent auditors and management the audit scope and plan for the independent auditors.

(b)	The Corporation’s annual financial statements and related footnotes.

(c)	The independent auditors’ audit of the financial statements and their report thereon.

(d)	Any significant changes required in the independent auditors’ audit plan.

(e)	Any serious difficulties or disputes with management encountered during the course of the audit.

(f)	The adequacy of the Corporation’s system of internal financial controls.

(g)	Any material deficiency in or suggested improvement to the procedures or practices employed by the Corporation as reported by the independent auditors in their annual management letter.

(h)	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

5.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

6.	Obtain from the independent auditors assurances that it has complied with Section 10A of the Securities Exchange Act of 1934.

7.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

8.	Review and discuss with management, before release, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Corporation’s annual report in Form 10-K. Make a recommendation to the Board of Directors whether or not the audited financial statements should be included in the Corporation’s annual report on Form 10-K.

9.	Review and discuss with management, before release, the unaudited quarterly operating results in the Corporation’s quarterly earnings release and discuss the contents of the quarterly earnings release with management.

10.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditors.

11.	Consider and review with management significant findings of the Committee during the year and management’s responses thereto.

12.	Report Committee action to the Board of Directors with such recommendations as the Committee may deem appropriate.

13.	Provide a report in the Corporation’s proxy statement in accordance with SEC requirements.

14.	Perform such other functions as assigned by law, the Corporation’s Articles or bylaws, or the Board of Directors. Review and investigate such other matters pertaining to the Corporation’s financial reporting and controls as the Committee may consider appropriate.

15.	To the extent that it is practical, it is recommended that one or more members of the Committee meet periodically with or interview, in separate sessions, the chief financial officer, the senior internal auditing executive and the independent audit firm engagement partner.

16.	Establish policies and procedures for review and pre-approval by the Committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by the Company’s independent auditor, with exceptions provided for de minimis amounts under certain circumstances as permitted by law; provided, however, that: (a) the Committee may delegate to one (1) or more members the authority to grant such pre-approvals if the pre-approval decisions of any such delegate member(s) are presented to the Committee at its next scheduled meeting; and (b) all approvals of non-audit services to be performed by the independent auditor must be disclosed in the Company’s applicable periodic reports.

The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board of Directors.

POWERS

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisers, as it determines necessary to carry out its duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the independent auditor. The Board and the Committee are in place to represent the Corporation’s shareholders. Accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

MEETINGS

The Committee shall meet at least two times per year or more frequently as required. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

McGRATH RENTCORP

PROXY

The Board of Directors solicits this Proxy for the Annual Meeting of Shareholders to be held on Wednesday, June 2, 2004, at 2:00 p.m., local time, at the McGrath RentCorp Corporate Headquarters located at 5700 Las Positas Road, Livermore, California 94551.

The undersigned hereby constitutes and appoints Robert P. McGrath and Randle F. Rose, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote, including the right to cumulate votes (if cumulative voting is required), the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the record date for the Meeting.

Proposal No. 1:	Election of Directors

	☐	FOR the election of William J. Dawson, Robert C. Hood, Dennis C. Kakures, Joan M. McGrath, Robert P. McGrath, Dennis P. Stradford and Ronald H. Zech as directors (to withhold authority to vote for any individual nominee, strike a line through the nominee’s name);

or

	☐	WITHHOLD AUTHORITY to vote for any of the nominees for director listed above.

Proposal No. 2:	Ratification of the appointment of Grant Thornton LLP as McGrath RentCorp’s independent public accountants for the year ending December 31, 2004.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote FOR the nominees named above and FOR Proposal No. 2. The shares represented by this Proxy will be voted as directed above; if no specification is made, the shares will be voted FOR said nominees and FOR ratification of the appoitment of Grant Thornton LLP. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2003 Annual Report to Shareholders furnished with this Proxy.

Dated:                     , 2004

Signature

Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE RETURN THIS SIGNED AND DATED PROXY

IN THE ACCOMPANYING ADDRESSED ENVELOPE